UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2015

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2015, certain special purpose wholly-owned subsidiaries of Blackstone Mortgage Trust, Inc. (the “Company”) and Wells Fargo Bank, National Association (“Wells Fargo”) entered into an Amended and Restated Master Repurchase and Securities Contract (as amended, the “Wells Fargo facility”) to (i) increase the facility amount for U.S. Dollar borrowings from approximately $833.0 million to approximately $886.4 million and (ii) provide for Canadian Dollar, Pound Sterling and Euro borrowing availability of approximately C$675.4 million, £200.4 million and €15.1 million, respectively. All other material terms, including the Company’s guarantee obligations with respect to the Wells Fargo facility, remain the same as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2015.

The Wells Fargo facility was entered into in accordance with the previously announced commitment by Wells Fargo to provide for $4.0 billion of secured financing to be used by the Company to finance a portion of the purchase price of a $4.6 billion portfolio of commercial mortgage loans (the “Loan Portfolio”). The Company used the additional funds made available under the Wells Fargo facility on June 4, 2015, together with proceeds of the equity offering which the Company completed on April 17, 2015, to finance a portion of the purchase price for the closing of 16 commercial mortgage loans secured by properties located in Canada, the United Kingdom and Germany and denominated in Canadian Dollars, Pounds Sterling and Euros, respectively. The Company anticipates that it will continue to amend or supplement the Wells Fargo facility to increase the facility amount as it completes the final stages of its acquisition of the Loan Portfolio.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 4, 2015, the Company completed an additional closing contemplated by the agreements governing the acquisition of the Loan Portfolio with the purchase of 16 loans representing an aggregate of approximately $1.1 billion of the Loan Portfolio based on currency exchange rates as of June 4, 2015. On a cumulative basis, including the aforementioned loans, the Company has closed on approximately $2.1 billion of the Loan Portfolio. Additional information regarding the consummation of the purchase of the 16 loans on June 4, 2015 is included in Item 1.01 above and is incorporated by reference into this Item 2.01. The acquisition of the remaining assets comprising the Loan Portfolio is expected to be substantially completed by the end of the second quarter of 2015. However, there can be no assurance that the closing of all or any portion of the remainder of the Loan Portfolio will occur.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, as such factors may be updated from time to time in the Company’s filings with the SEC. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: June 8, 2015	By:	/s/ Randall S. Rothschild
	Name:	Randall S. Rothschild
	Title:	Secretary and Managing Director, Head of Legal and Compliance